AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Amy Cozamanis
Chief Operating Officer	General Inquiries	Analyst Inquiries
Chief Financial Officer	(312) 640-6757	(310) 854-8314
(563) 589-1994	jwilhoit @financialrelations board.com	acozamanis @financial relationsboard.com
jschmidt @htlf.com

FOR IMMEDIATE RELEASE
MONDAY, APRIL 25, 2005

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER EARNINGS

Dubuque, Iowa, April 25, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the first quarter of 2005.

First Quarter 2005 Highlights

▪	Income before taxes, exclusive of securities gains, improved by 34% over first quarter 2004
▪	Average earning assets increased 31% over first quarter 2004
▪	Net interest margin was consistent with the fourth quarter 2004

	Quarter Ended Mar. 31,
	2005	2004
Net income (in millions)	$5.3	$5.1
Diluted earnings per share	.32	.33

Return on average assets	.81%	1.02%
Return on average equity	12.06	14.26
Net interest margin	3.97	3.94

“In light of what is typically a slower quarter from a seasonal perspective, we are pleased with our first quarter results. We were able to maintain our net interest margin near the levels of the fourth quarter of 2004 even as earning assets grew more slowly over the same time period. ”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, April 25, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported improved earnings for the first quarter of 2005. Net income for the first quarter ended March 31, 2005, was $5.3 million, or $0.32 per diluted share, compared to net income of $5.1 million, or $0.33 per diluted share, during the first quarter of 2004. Return on average equity was 12.06 percent and return on average assets was 0.81 percent for the first quarter of 2005, compared to 14.26 percent and 1.02 percent, respectively, for the same quarter in 2004. The first quarter 2004 earnings included securities gains of $1.5 million. Exclusive of securities gains, first-quarter 2005 pre-tax income increased $1.9 million or 34 percent over the first quarter 2004 pre-tax income.

A major contributing factor to the improved earnings for the first quarter of 2005 compared to the first quarter of 2004 was the acquisition of Rocky Mountain Bank. Since this acquisition was completed on June 1, 2004, their earnings were not included in the first quarter 2004 results. Rocky Mountain Bank’s contribution to net income during the first quarter of 2005 was $457,000.

“In light of what is typically a slower quarter from a seasonal perspective, we are pleased with our first quarter results,” said Lynn B. Fuller, chairman, president and chief executive officer. “We were able to maintain our net interest margin near the levels of the fourth quarter of 2004 even as earning assets grew more slowly over the same time period. The more recent acquisition of Rocky Mountain Bank will continue to contribute to improved earnings as full integration into the Heartland community banking model proceeds during the second and third quarters of this year. Conversion to our mainframe software was completed this month, providing Rocky Mountain Bank the opportunity to offer enhanced products and services to its customer base. Costs associated with the full integration have been somewhat of a drag on earnings and will begin to diminish as the year proceeds.”

Net interest margin, expressed as a percentage of average earning assets, was 3.97 percent during the first quarter of 2005 compared to 3.94 percent for the first quarter of 2004 and 3.99 percent for the fourth quarter of 2004. Net interest income totaled $22.0 million during the first quarter of 2005, an increase of $5.2 million or 31 percent from the $16.8 million recorded during the first quarter of 2004. Contributing to this increase was the 31 percent growth in average earning assets, of which 13 percent resulted from internal growth and 18 percent from the acquisition of Rocky Mountain Bank. Additionally, the early redemption of all $25.0 million of our 9.60% trust preferred securities on September 30, 2004, contributed to the improvement in net interest margin. Rocky Mountain Bank’s net interest income during the first quarter of 2005 was $3.5 million. Interest income in the first quarter of 2004 totaled $35.0 million compared to $26.4 million in the first quarter of 2004. Interest expense for the first quarter of 2005 was $13.0 million compared to $9.6 million in the first quarter of 2004. Rocky Mountain Bank had interest income of $4.9 million and interest expense of $1.4 million during the first quarter of 2005. Our net interest income simulations suggest that the Company’s balance sheet is well protected from near term exposure to both rising and falling rate scenarios.

Noninterest income totaled $9.7 million during the first quarters of both 2005 and 2004. During the first quarter of 2005, securities gains totaled $53,000 compared to $1.5 million recorded during the first quarter of 2004. Exclusive of these securities gains, noninterest income increased $1.5 million or 19 percent during the first quarter of 2005 compared to the same quarter in 2004. The two categories contributing to this increase were service charges and fees and trust fees. Service charges on deposit accounts increased $562,000 or 26 percent during the first quarter of 2005, of which $292,000 was due to the addition of Rocky Mountain Bank to the Heartland family of bank subsidiaries. Trust fees improved during the first quarter of 2005 by $575,000 or 56 percent, primarily as a result of the $379,000 additional fees generated by the accounts acquired from the Wealth Management Group of Colonial Trust Company on August 31, 2004.

For the first quarter of 2005, noninterest expense increased $4.7 million or 26 percent, reflecting increased costs related to the acquisitions of Rocky Mountain Bank and the Wealth Management Group of Colonial Trust Company. Additionally, Arizona Bank & Trust opened a second branch in May 2004. Total full-time equivalent employees increased to 859 at quarter-end 2005 from 677 at quarter-end 2004. Of that increase, 123 are full-time equivalent employees at Rocky Mountain Bank and 13 are full-time equivalent employees of the acquired trust operations in Arizona. Noninterest expense at Rocky Mountain Bank totaled $3.3 million during the first quarter of 2005.

Heartland’s effective tax rate was 30.80 percent for the first quarter of 2005 compared to 29.56 percent during the first quarter of 2004. The lower effective rate during the first quarter of 2004 was the result of anticipated federal historic rehabilitation tax credits and low-income housing tax credits totaling $840,000. During 2005, these credits are anticipated to total $436,000. Tax-exempt interest income went from 15.71 percent of pre-tax income during the first quarter of 2004 to 18.94 percent during the same quarter of 2005. The tax-equivalent adjustment for this tax-exempt interest income was $776,000 during the first quarter of 2005 compared to $608,000 during the same quarter in 2004.

At March 31, 2005, total assets remained steady at $2.63 billion when compared to total assets at year-end 2004. Total loans and leases were $1.78 billion at March 31, 2005, an increase of $10.3 million since year-end 2004. Loan demand tapered off during the first quarter of 2005, but management is optimistic that it will pick up during the remaining quarters of 2005. The banks experiencing loan growth during the first quarter were Dubuque Bank and Trust Company, Galena State Bank and Trust Company and Arizona Bank & Trust. Over half the growth at Dubuque Bank and Trust Company was in the agricultural and agricultural real estate portfolio as farmers geared up for the planting season. The growth at Galena State Bank and Trust Company and Arizona Bank & Trust occurred primarily in the commercial and commercial real estate portfolio. Additionally, Citizens Finance Co.’s recent opening of an office in Crystal Lake, Illinois, contributed to the growth during the first quarter. Loans held for sale also increased $9.5 million or 30 percent during the first quarter of 2005. This increase was primarily the result of additional variable-rate commercial and commercial real estate loans at Wisconsin Community Bank structured to qualify under the United States Small Business Administration’s Certified Development Company (504) Loan Program.

Total deposits at March 31, 2005, were $2.0 billion, an increase of $6.7 million since year-end 2004. The only banks to experience growth in all deposit categories were New Mexico Bank & Trust and First Community Bank. Demand deposits experienced a decline, in large part, due to normal seasonal fluctuations that many banks experience during the first quarter of the year. The Company’s two newer de novo banks, New Mexico Bank & Trust and Arizona Bank & Trust, were able to grow demand deposits during this typically slow quarter. The time deposits category did experience an increase of $15.2 million during the quarter. Except for Wisconsin Community Bank, all of the Company’s subsidiary banks were able to grow deposits in this category. Of particular note is that $15.8 million of brokered deposits that matured during the quarter were replaced with time deposits from the local markets.

The allowance for loan and lease losses at March 31, 2005, was 1.46 percent of loans and 195 percent of nonperforming loans, compared to 1.41 percent of loans and 252 percent of nonperforming loans at December 31, 2004. Nonperforming loans increased to $13.4 million or 0.75 percent of total loans and leases compared to $9.9 million or 0.56 percent of total loans and leases at December 31, 2004. This increase was due primarily to a few large loans, one at Dubuque Bank and Trust Company, two at New Mexico Bank & Trust and one at Rocky Mountain Bank. Because of the net realizable value of collateral, guarantees and other factors, anticipated losses on these loans are not expected to be significant and have been specifically provided for in the allowance for loan and lease losses. Resolution is expected by the end of the second quarter of this year on two of the eight largest nonperforming loans, which comprised 20 percent of the total nonperforming loans outstanding at March 31, 2005.

“Looking ahead, we are beginning to see signs of a pick-up in loan demand and continue to focus efforts on the development of our branch network to grow both sides of the balance sheet. Plans are currently in place for the addition of nine new locations, with seven of those in our Western markets. Rocky Mountain Bank is expected to contribute increasingly to earnings as we approach completion of full integration. We will also continue to pursue growth opportunities where we identify the talent and strategic fit,” continued Fuller.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a financial services company providing a complete line of banking, mortgage, investment, insurance and trust services to individuals and businesses in 42 communities in eight states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Colorado, Montana and Massachusetts. Heartland Financial USA, Inc. is listed on Nasdaq. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www. htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	3/31/2005	3/31/2004
Interest Income
Interest and fees on loans and leases	$29,988	$21,760
Interest on securities and other:
Taxable	3,531	3,608
Nontaxable	1,325	1,026
Interest on federal funds sold	47	5
Interest on interest bearing deposits in other financial institutions	68	44
Total Interest Income	34,959	26,443
Interest Expense
Interest on deposits	9,182	6,569
Interest on short-term borrowings	1,264	597
Interest on other borrowings	2,506	2,434
Total Interest Expense	12,952	9,600
Net Interest Income	22,007	16,843
Provision for loan and lease losses	1,364	1,356
Net Interest Income After Provision for Loan and Lease Losses	20,643	15,487
Noninterest Income
Service charges and fees	2,689	2,127
Trust fees	1,595	1,020
Brokerage commissions	223	278
Insurance commissions	137	224
Securities gains, net	53	1,540
Gain on trading account securities	18	85
Rental income on operating leases	3,571	3,462
Gains on sale of loans	712	527
Valuation adjustment on mortgage servicing rights	16	(73)
Other noninterest income	701	531
Total Noninterest Income	9,715	9,721
Noninterest Expense
Salaries and employee benefits	11,182	8,821
Occupancy	1,626	1,063
Furniture and equipment	1,367	1,127
Depreciation on equipment under operating leases	2,928	2,861
Outside services	1,928	1,501
FDIC deposit insurance assessment	70	51
Advertising	809	539
Other intangibles amortization	270	88
Other noninterest expenses	2,571	1,965
Total Noninterest Expense	22,751	18,016
Income Before Income Taxes	7,607	7,192
Income taxes	2,343	2,126
Net Income	$5,264	$5,066
Earnings per common share-basic	$.32	$.33
Earnings per common share-diluted	$.32	$.33
Weighted average shares outstanding-basic	16,479,244	15,167,212
Weighted average shares outstanding-diluted	16,704,808	15,425,803

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
Interest Income
Interest and fees on loans and leases	$29,988	$29,320	$28,041	$23,897	$21,760
Interest on securities and other:
Taxable	3,531	3,846	3,248	2,698	3,608
Nontaxable	1,325	1,301	1,183	1,064	1,026
Interest on federal funds sold	47	128	33	9	5
Interest on interest bearing deposits in other financial institutions	68	71	66	46	44
Total Interest Income	34,959	34,666	32,571	27,714	26,443
Interest Expense
Interest on deposits	9,182	8,879	8,413	6,987	6,569
Interest on short-term borrowings	1,264	1,106	693	699	597
Interest on other borrowings	2,506	2,148	2,998	2,741	2,434
Total Interest Expense	12,952	12,133	12,104	10,427	9,600
Net Interest Income	22,007	22,533	20,467	17,287	16,843
Provision for loan and lease losses	1,364	1,446	1,053	991	1,356
Net Interest Income After Provision for Loan and Lease Losses	20,643	21,087	19,414	16,296	15,487
Noninterest Income
Service charges and fees	2,689	2,636	2,688	2,468	2,127
Trust fees	1,595	1,631	1,196	1,121	1,020
Brokerage commissions	223	259	213	350	278
Insurance commissions	137	201	174	158	224
Securities gains (losses), net	53	55	(61)	327	1,540
Gain (loss) on trading account securities	18	11	(32)	(10)	85
Rental income on operating leases	3,571	3,432	3,425	3,461	3,462
Gains on sale of loans	712	1,224	814	845	527
Valuation adjustment on mortgage servicing rights	16	52	(73)	186	(73)
Other noninterest income	701	350	337	682	531
Total Noninterest Income	9,715	9,851	8,681	9,588	9,721
Noninterest Expense
Salaries and employee benefits	11,182	10,755	10,597	9,270	8,821
Occupancy	1,626	1,363	1,337	1,215	1,063
Furniture and equipment	1,367	1,447	1,423	1,325	1,127
Depreciation on equipment under operating leases	2,928	2,832	2,798	2,869	2,861
Outside services	1,928	1,997	2,026	1,471	1,501
FDIC deposit insurance assessment	70	64	65	61	51
Advertising	809	653	829	637	539
Other intangibles amortization	270	275	257	144	88
Other noninterest expenses	2,571	2,629	3,361	2,220	1,965
Total Noninterest Expense	22,751	22,015	22,693	19,212	18,016
Income Before Income Taxes	7,607	8,923	5,402	6,672	7,192
Income taxes	2,343	2,330	1,384	2,097	2,126
Net Income	$5,264	$6,593	$4,018	$4,575	$5,066
Earnings per common share-basic	$.32	$.40	$.24	$.29	$.33
Earnings per common share-diluted	$.32	$.40	$.24	$.29	$.33
Weighted average shares outstanding-basic	16,479,244	16,339,343	16,420,197	15,597,584	15,167,212
Weighted average shares outstanding-diluted	16,704,808	16,579,602	16,663,051	15,836,341	15,425,803

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2005		12/31/2004	3/31/2004	12/31/2003
Assets
Cash and cash equivalents	$83,533		$73,749	$59,689	$71,869
Time deposits in other financial institutions	1,190		1,178	1,143	1,132
Securities	524,448		553,284	453,281	451,753
Loans held for sale	41,710		32,161	45,469	25,678
Loans and leases:
Loans and leases	1,783,256		1,772,954	1,339,829	1,322,549
Allowance for loan and lease losses	(26,011)		(24,973)	(19,171)	(18,490)
Loans and leases, net	1,757,245		1,747,981	1,320,658	1,304,059
Assets under operating lease	37,379		35,188	34,043	31,636
Premises, furniture and equipment, net	85,234		79,353	53,037	49,842
Goodwill, net	35,398		35,374	20,167	20,167
Other intangible assets, net	9,855		10,162	4,865	5,069
Other assets	55,745		60,625	61,407	57,161
Total Assets	$2,631,737		$2,629,055	$2,053,759	$2,018,366
Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$314,430		$323,014	$227,366	$246,282
Savings	750,982		750,870	574,649	569,286
Time	925,163		909,962	671,177	676,920
Total Deposits	1,990,575		1,983,846	1,473,192	1,492,488
Short-term borrowings	221,081		231,475	190,133	176,835
Other Borrowings	215,423		196,193	206,779	173,958
Accrued expenses and other liabilities	28,659		41,759	37,756	34,162
Total Liabilities	2,455,738		2,453,273	1,907,860	1,877,443
Stockholders’ Equity	175,999		175,782	145,899	140,923
Total Liabilities and Stockholders’ Equity	$2,631,737		$2,629,055	$2,053,759	$2,018,366

Common Share Data
Book value per common share	$10.68		$10.69	$9.63	$9.29
FAS 115 effect on book value per common share	$(0.08	)$	0.18	$0.41	$0.30
Common shares outstanding, net of treasury	16,481,082		16,441,058	15,157,266	15,163,503

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	3/31/2005	3/31/2004

Average Balances
Assets	$2,623,349	$2,004,416
Loans and leases, net of unearned	1,805,551	1,354,497
Deposits	1,977,957	1,474,477
Earning assets	2,328,670	1,782,054
Interest bearing liabilities	2,094,528	1,600,973
Stockholders' equity	177,075	142,897

Earnings Performance Ratios
Return on average assets	0.81%	1.02%
Return on average equity	12.06	14.26
Net interest margin(1)	3.97	3.94
Efficiency ratio(2)	70.12	70.29
Efficiency ratio, banks only(2)	64.55	61.86

	For the Quarters Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004

Average Balances
Assets	$2,623,349	$2,623,235	$2,504,249	$2,200,577	$2,004,416
Loans and leases, net of unearned	1,805,551	1,788,204	1,743,516	1,511,657	1,354,497
Deposits	1,977,957	2,015,814	1,909,129	1,614,932	1,474,477
Earning assets	2,328,670	2,323,172	2,214,971	1,945,763	1,782,054
Interest bearing liabilities	2,094,528	2,082,590	1,998,116	1,752,683	1,600,973
Stockholders’ equity	177,075	172,742	165,618	150,396	142,897

Earnings Performance Ratios
Return on average assets	0.81%	1.00%	0.64%	0.84%	1.02%
Return on average equity	12.06	15.18	9.65	12.23	14.26
Net interest margin(1)	3.97	3.99	3.81	3.71	3.94
Efficiency ratio(2)	70.12	66.49	75.81	71.19	70.29
Efficiency ratio, banks only(2)	64.55	60.74	64.47	62.76	61.86
(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Quarter	the Year	the Quarter	the Year
	Ended	Ended	Ended	Ended
	3/31/05	12/31/2004	3/31/2004	12/31/2003
Loan and Lease Data
Commercial and commercial real estate	$1,155,975	$1,162,103	$871,058	$860,552
Residential mortgage	216,247	212,842	150,807	148,376
Agricultural and agricultural real estate	223,528	217,860	170,164	166,182
Consumer	174,488	167,109	137,395	136,601
Direct financing leases, net	16,139	16,284	13,330	13,621
Unearned discount and deferred loan fees	(3,121)	(3,244)	(2,925)	(2,783)
Total loans and leases	$1,783,256	$1,772,954	$1,339,829	$1,322,549

Asset Quality
Nonaccrual loans	$12,825	$9,837	$4,909	$5,092
Loans past due ninety days or more as to interest or principal payments	538	88	470	458
Other real estate owned	423	425	503	599
Other repossessed assets	196	313	214	285
Total nonperforming assets	$13,982	$10,663	$6,096	$6,434

Allowance for Loan and Lease Losses
Balance, beginning of period	$24,973	$18,490	$18,490	16,091
Provision for loan and lease losses continuing operations	1,364	4,846	1,356	4,183
Loans charged off	(962)	(3,617)	(1,080)	(2,392)
Recoveries	636	1,005	405	608
Addition related to acquired bank	-	4,249	-	-
Balance, end of period	$26,011	$24,973	$19,171	$18,490

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.75%	0.56%	0.40%	0.42%
Ratio of nonperforming assets to total assets	0.53	0.41	0.30	0.32
Ratio of net loan chargeoffs to average loans and leases	0.02	0.16	0.05	0.14
Allowance for loan losses as a percent of loans and leases	1.46	1.41	1.43	1.40
Allowance for loan losses as a percent of nonperforming loans and leases	194.65	251.62	356.40	333.11